Unigene’s Industry Leading, Proprietary Oral Delivery and Recombinant Manufacturing Technology Platforms are Further Validated with Positive Phase 3 Safety and Efficacy Data for OSTORA™

Data Presented by Licensee, Tarsa at ASBMR 2011 Annual Meeting Show Oral Calcitonin Tablet OSTORA™ Achieved Positive Results on Efficacy Endpoints in Phase 3 Osteoporosis Trial
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September 19, 2011 – Boonton, NJ – Unigene Laboratories, Inc. (OTCBB: UGNE) a leader in the design, delivery, manufacture and development of peptide-based therapeutics announced today that its licensee, Tarsa Therapeutics (Tarsa), presented positive Phase 3 data from its ORACAL trial of OSTORA™ during the annual American Society for Bone and Mineral Research (ASBMR) 2011 meeting on September 18. The data demonstrated that OSTORA achieved all of the efficacy endpoints in the trial and indicated that the safety profile of OSTORA did not substantially differ from nasal calcitonin or placebo.

Developed by Unigene and licensed to Tarsa, OSTORA™ is an oral recombinant salmon calcitonin tablet in development for the treatment of postmenopausal osteoporosis.

Ashleigh Palmer, Unigene's President and Chief Executive Officer, commented, "The results from the ORACAL Phase 3 trial presented at the ASBMR, including data showing that OSTORA demonstrated superior efficacy to nasal calcitonin, provide robust validation of Unigene's leading proprietary oral peptide delivery and manufacturing technologies. In particular, the success of the study clearly illustrates how Unigene's Peptelligence™ platform is pioneering oral peptide production and delivery, having successfully overcome the often mission critical challenges of Phase 3 clinical development and could potentially be the first oral natural peptide to market."

The ORACAL study was a Phase 3 multinational, randomized, double-blind, double-dummy, placebo-controlled trial of OSTORA™ compared to placebo and to commercially available, synthetic salmon calcitonin administered by nasal spray. The data demonstrated that OSTORA achieved all of the efficacy endpoints in the trial and indicated that the safety profile of OSTORA did not substantially differ from nasal calcitonin or placebo, and that OSTORA also appeared to be significantly less immunogenic than nasal calcitonin spray. The primary efficacy endpoint was the percentage change in lumbar spine bone mineral density (BMD) after one year of treatment. The trial enrolled 565 postmenopausal women with established osteoporosis in six countries.

Dr. Nozer Mehta, Vice President, Biological Research and Development stated, “The strong Phase 3 results establish Unigene's leadership position in oral peptide drug delivery. Not only is Unigene responsible for originating and developing what could potentially be the first oral calcitonin to reach the market, which it licensed to Tarsa at the start of Phase 3, but our Peptelligence™ platform has also led to the advancement of several additional oral peptide programs for other partners currently in ongoing feasibility studies as well as an oral PTH compound in Phase 2 clinical testing that Unigene is co-developing with GlaxoSmithKline."

Palmer concluded, "Given the strength of the clinical results and performance of our technology combined with our intellectual property, Unigene is supremely positioned to provide our current and future partners with a means of administering their peptides orally.  Unigene can provide the solutions to companies that are faced with the challenges of limited potential for their products due to route of administration, approaching the end of their patent life with the threat of generic competition or development stage peptides with questionable commercial viability.  I truly believe the opportunities are tremendous for Unigene, and we look forward to multiple events that could fundamentally change the Company over the next 6-9 months."

About Unigene-Tarsa Agreement
In 2009, Unigene licensed its proprietary late-stage oral calcitonin program to Tarsa Therapeutics, a venture-financed company founded to conduct Phase 3 clinical testing and oversee commercialization arrangements for the oral calcitonin product. Tarsa owns exclusive development and worldwide commercialization rights to Unigene’s oral calcitonin product, with the exception of China. Unigene currently owns a 20% stake in Tarsa, subject to the potential for further dilution, and is eligible to receive sales-related milestone payments and royalties on worldwide sales.

About Unigene Laboratories, Inc:
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its PeptelligenceTM platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Unigene licensed its oral calcitonin program to Tarsa Therapeutics and expects an NDA filing with the FDA before year end. The Company has a worldwide licensing agreement with GlaxoSmithKline for its parathyroid hormone product candidate currently in Phase 2. In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.  For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward- looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

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